                                                      EXHIBIT 3.1
                            to Registration Statement on Form S-4



                      CERTIFICATE OF INCORPORATION
                                   OF
                            RBX CORPORATION

      FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is RBX Corporation.

      SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 1,000 shares of Common Stock, par value of $.01 per share.

      FIFTH: The name and mailing address of the incorporator is: Jill Henderson, c/o Kirkland & Ellis, 655 Fifteenth Street, NW, Suite 1200, Washington, D.C. 20005.

      SIXTH: The Corporation is to have a perpetual existence.

      SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby authorized to adopt, amend or repeal the bylaws of the Corporation.

      EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

      NINTH: Whenever a compromise or arrangement is proposed between the Corporation its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in



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value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

      TENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware (including without limitation, Section 102(b)(7)), as amended from time to time, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article TENTH or adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH shall have prospective effect only and shall not adversely affect the liability of a director of the Corporation with respect to any act or omission occurring at or before the time of such repeal, amendment or adoption of an inconsistent provision.

      ELEVENTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any promoter or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article ELEVENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested director or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be promoter or director and shall inure to the benefit of the heirs, executors and administrators of such a person.

      TWELFTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

      THIRTEENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly, have hereunto set my hand on this 21st day of September, 1995.

/S/ Jill Henderson
---------------------------------
Jill Henderson, Sole Incorporator

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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                               RBX INVESTORS INC.
                                      INTO
                                 RBX CORPORATION

      The undersigned, on behalf of RBX Corporation, a Delaware Corporation (the "Corporation"), does hereby certify:

      1. That it is the owner of 100% of the issued and outstanding stock of RBX Investors Inc., a Delaware corporation (the "Subsidiary"),

      2. That the Board of Directors of the Corporation adopted resolutions on October 16, 1995, resolving to merge the Subsidiary with and into the Corporation (the "Merger") in accordance with Section 253 of the Delaware General Corporation Law (a copy of which is attached hereto as Exhibit A).

      3. The Merger shall become effective upon filing this Certificate with the Secretary of State of Delaware and immediately following the effectiveness of the merger of RBX Holdings Inc. into RBX Investors Inc.

      I, THE UNDERSIGNED, being the President of the Corporation, for the purpose of merging corporations pursuant to the General Corporation Law of the State of Delaware, do make this Certificate hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly, have hereunto set my hand on this 16th day of October, 1995.

/S/ Steven W. Schaefer
-------------------------------------
Steven W. Schaefer, President

ATTEST:

/S/ Harry L. Schickling
--------------------------------
Harry L. Schickling, Secretary

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EXHIBIT A

      RESOLVED, that as required pursuant to the terms of the Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of August
2, 1995, by and among RBX Investors Inc. ("RBX Investors"), RBX Group, Inc., AIP-RBX Acquisition, Inc. ("Acquisition"), and AEA Investors
Inc., as amended, the Directors hereby authorize and direct
Acquisition to merge with and into RBX Investors, with RBX Investors being the corporation surviving such merger (the "Acquisition Merger"), and be it further

      RESOLVED, that following the effectiveness of the filing of the Certificate of Merger with the Secretary of State of Delaware relating to the merger of Acquisition with and into RBX Investors, the Board of Directors hereby directs that the Consent of Stockholder attached hereto be executed by the President of the Corporation; and be it further


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                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
                           OFFICE AND REGISTERED AGENT
                                       OF
                                 RBX CORPORATION

 The Board of Directors of:
                          RBX CORPORATION

A Corporation of the State of Delaware, on this 1st day of October,
                                                           -------
A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

      1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware 19805.

      The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

                          RBX CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

    IN WITNESS THEREOF, said corporation has caused this Certificate to be signed by:

 Harry L. Schickling      , this     1st     day of October A.D. 1997.
--------------------------       ------------       ------



/S/ Harry L. Schickling, VP & Secretary
-----------------------------------------
      Authorized Officer